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                                                                     EXHIBIT 5.1



                          BERMAN WOLFE & RENNERT, P.A.
                            ATTORNEYS AND COUNSELORS
              INTERNATIONAL PLACE AT NATIONSBANK TOWER, 35TH FLOOR
                           100 SOUTHEAST SECOND STREET
                            MIAMI, FLORIDA 33131-2130


CHARLES J. RENNERT                                          PHONE (305) 577-4177
                                                              FAX (305) 373-6036




                                 March 24, 1998




Embassy Acquisition Corp.
1428 Brickell Avenue, Suite 105
Miami, Florida 33131

         Re:      Registration Statement on Form S-4
                  Under the Securities Act of 1933

Gentlemen:

         In our capacity as counsel to Embassy Acquisition Corp., a Florida corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-4, filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Registration Statement"), covering (i) 3,487,940 shares of Common Stock, par value $.0001 per share (the "Merger Stock"), of the Company to be issued by the Company pursuant to the Agreement and Plan of Merger and Reorganization dated as of October 30, 1997 between the Company and Orthodontix, Inc. (the "Merger Agreement"), in connection with (a) the merger (the "Merger") of Orthodontix Acquisition Corp., a Florida corporation wholly owned by the Company ("Embassy Sub"), with and into Orthodontix, Inc. upon the terms and conditions described therein.

         In rendering the opinion expressed herein, we have examined the following documents and instruments:

         1. The Registration Statement, the exhibits filed in connection therewith, and the form of Proxy Statement and Prospectus (the "Prospectus") contained therein;

         2. The Company's Articles of Incorporation, as certified by the Secretary of State of the State of Florida;

         3. The Company's Bylaws; and


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Embassy Acquisition Corp.
March 24, 1998
Page 2

         4. The resolutions adopted by the Board of Directors of the Company authorizing the Registration Statement and the issuance of the Merger Stock pursuant to the terms contained in the Registration Statement and the Merger Agreement.

         In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies.

         In addition, we have obtained from public officials and from officers of the Company certificates, agreements and assurances and have examined originals or copies, identified to our satisfaction, of such other certificates, agreements and other assurances as we considered necessary for the purposes of rendering the opinion hereinafter expressed.

         We have also consulted with officers and directors of the Company and have obtained such representations with respect to the matters of fact as we have deemed necessary or advisable for purposes of rendering the opinion hereinafter expressed. We have not independently verified the factual statements made to us in connection therewith, nor the veracity of such representations.

         After the Commission has declared the Registration Statement to be effective and when the applicable provisions of the "Blue Sky" or other state securities laws shall have been complied with, the Company's securities covered by the Registration Statement, when issued pursuant to the Merger Agreement, will constitute legally issued securities of the Company, fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the reference of this law firm under the caption "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                            Respectfully yours,

                                            /s/ Berman Wolfe & Rennert, P.A.
                                            --------------------------------
                                            BERMAN WOLFE & RENNERT, P.A.